UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material Pursuant to § 240.14a-12

JOHN HANCOCK FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     [   ] Fee paid previously with preliminary materials.

     [   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Filed by John Hancock Financial Services, Inc.
Pursuant to Rule 14a-6
under the Securities Exchange Act of 1934
Subject Company: John Hancock Financial Services, Inc.
Commission File No.: 1-15607

Important Legal Information
This communication is being made in respect of the proposed merger involving John Hancock Financial Services, Inc. and Manulife Financial Corporation. In connection with the proposed merger, Manulife has filed an amended registration statement on Form F-4 on January 5, 2004 containing a definitive proxy statement/prospectus for the stockholders of John Hancock Financial Services, Inc. John Hancock Financial Services, Inc. began mailing the definitive proxy statement/prospectus and form of proxy to its stockholders on January 8, 2004. Before making any voting or investment decision, John Hancock Financial Services, Inc.’s stockholders and investors are urged to read the definitive proxy statement/prospectus regarding the merger, as well as any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The definitive proxy statement/prospectus on file with the SEC and other relevant materials are available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in John Hancock Financial Services, Inc. or Manulife Financial Corporation will also be able to obtain the definitive proxy statement/prospectus and other documents free of charge by directing their requests to John Hancock Financial Services, Inc. Shareholder Services, c/o EquiServe, L.P., P.O. Box 43015, Providence, RI 02940-3015, (800-333-9231) or to Manulife Financial Corporation Investor Relations, 200 Bloor Street East, NT-7, Toronto, Ontario, M4W 1E5, Canada, (800-795-9767).

The following e-mail was sent to the employees of John Hancock Financial Services, Inc. on February 19, 2004.

From:     JH Communication

Sent:     Thursday, February 19, 2004 10:01 AM

Subject:     Merger Vote

From:	Wayne Budd, Executive Vice President & General Counsel
To:	All John Hancock Associates

I’m writing to remind you that the deadline for voting on the proposed merger between John Hancock and Manulife Financial is fast approaching. The deadline for submitting all proxy votes by phone or Internet is 11:59 p.m. on February 23. The vote will be tabulated at a special shareholder meeting in Washington, D.C., on February 24.

I encourage you to vote after reading the proxy statement/prospectus http://media.corporate-ir.net/media_files/nys/jhf/reports/2003prospectus.pdf, using one of the methods to vote specified on your proxy card.

Please remember that abstentions or shares not voted are counted as votes “against” the merger.

Shares of JHF stock held in The Investment-Incentive Plan for John Hancock Employees (TIP), the John Hancock Savings and Investment Plan (SIP) and the Investment-Incentive Plan for the Employees of John Hancock Funds Companies are held of record and are voted by the trustees of those 401(k) plans. Plan participants may direct the trustees as to how to vote the shares of JHF stock allocated to their accounts. Voting instructions were sent in an email several weeks ago. If you accidentally deleted your email without voting, please contact Brian Tucker mailto:btucker@jhancock.com or Lynn Leahy mailto:lleahy@jhancock.com to obtain your control number.